Exhibit 99.1

GORDON SILVER	E-Filed: _______________
GREGORY E. GARMAN, ESQ.
Nevada Bar No. 6654
E-mail: ggarman@gordonsilver.com
MATTHEW C. ZIRZOW, ESQ.
Nevada Bar No. 7222
E-mail: mzirzow@gordonsilver.com
3960 Howard Hughes Pkwy., 9th Floor
Las Vegas, Nevada 89169
Telephone (702) 796-5555
Facsimile (702) 369-2666
Attorneys for Debtor

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEVADA

In re: SHEARSON FINANCIAL NETWORK, INC., Debtor.	Case No.: BK-S-08-16350-MKN Chapter 11 Date: February 25, 2009 Time: 2:30 p.m.

DEBTOR’S FIRST AMENDED PLAN OF REORGANIZATION

1.1.41.	Equity Security.	5
1.1.42.	Estate.	5
1.1.43.	Excluded Assets.	5
1.1.44.	Federal Judgment Rate.	5
1.1.45.	Final Distribution.	6
1.1.46.	Final Distribution Date.	6
1.1.47.	Final Order.	6
1.1.48.	General Unsecured Claim.	6
1.1.49.	Governmental Or Regulatory Authority.	6
1.1.50.	IRS.	6
1.1.51.	IRS Priority Claim.	6
1.1.52.	Initial Distribution Amount.	6
1.1.53.	Initial Distribution Date.	6
1.1.54.	Insider.	6
1.1.55.	Joseph Cosio-Barron Collateral.	6
1.1.56.	Kraatz Payment.	6
1.1.57.	License.	6
1.1.58.	Lien.	6
1.1.59.	Litigation Claims.	7
1.1.60.	Michael Barron Collateral.	7
1.1.61.	Nevada Secretary.	7
1.1.62.	Newly Authorized Stock.	7
1.1.63.	NIR Debenture Documents.	7
1.1.64.	NIR Debentures.	7
1.1.65.	NIR Group.	7
1.1.66.	NIR Group Collateral.	7
1.1.67.	Person.	7
1.1.68.	Petition Date.	7
1.1.69.	Plan.	7
1.1.70.	Plan Supplement.	8
1.1.71.	Priority Benefit Plan Contribution Claim.	8
1.1.72.	Priority Customer Deposit Claim.	8
1.1.73.	Priority Tax Claim.	8
1.1.74.	Priority Wage Claim.	8
1.1.75.	Pro Rata.	8
1.1.76.	Professional Fees.	8
1.1.77.	Record Date.	8
1.1.78.	Reinstated or Reinstatement.	8
1.1.79.	Reorganized Debtor.	9
1.1.80.	Reorganized Shearson.	9
1.1.81.	Reorganized Shearson Bylaws.	9
1.1.82.	Reorganized Shearson Certificate of Incorporation.	9
1.1.83.	Robert Kayle Collateral.	9
1.1.84.	Schedules.	9
1.1.85.	Secured Claim.	9
1.1.86.	Secured Tax Claims.	9
1.1.87.	Subsidiary.	9
1.1.88.	Taxes.	9

i

		1.1.89.	Tharldson Collateral.	9
		1.1.90.	Transferred Assets.	9
		1.1.91.	Wanda Witoslawski Collateral.	10
		1.1.92.	Computation of Time.	10
		1.1.93.	Rules of Interpretation.	10

2.	TREATMENT OF UNCLASSIFIED CLAIMS			10

	2.1.	General.		10
	2.2.	Treatment of Administrative Claims.		10
		2.2.1.	Generally.	10
		2.2.2.	Requests for Payment.	10

3.	DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS			11

	3.1.	Summary of Classification.		11
	3.2.	Specific Classification.		12
		3.2.1.	Class 1: NIR Group Debentures Claim.	12
		3.2.2.	Class 2: Other Secured Claims.	12
		3.2.3.	Class 3: IRS Priority Claims.	13
		3.2.4.	Class 4: Secured Tax Claims.	13
		3.2.5.	Class 5: General Unsecured Claims.	13
		3.2.6.	Class 6: Subordinated Unsecured Claims.	13
		3.2.7.	Class 7: Equity Securities.	13

4.	DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS NOT IMPAIRED BY THIS PLAN			13

	4.1.	Class 1 - NIR Group Debentures Claim.		13
	4.2.	Class 2 - Other Secured Claims.		13
	4.3.	Class 3 - IRS Priority Claims.		14
	4.4.	Class 4 - Secured Tax Claims.		14
	4.5.	Class 5 - General Unsecured Claims.		14
		4.5.1.	Initial Distribution.	14
		4.5.2.	Subsequent Distributions.	14
	4.6.	Class 6 - Subordinated Unsecured Claims.		15
		4.6.1.	Initial Distribution.	15
		4.6.2.	Subsequent Distributions.	15
	4.7.	Class 7 - Equity Securities.		15

5.	KRAATZ CONTRIBUTION AND CAPITAL STRUCTURE			16

	5.1	Post-Effective Date Distribution and Capital Structure.		16

6.	MEANS FOR IMPLEMENTATION OF PLAN			16

	6.1	Plan Implementation Occurring on Effective Date.		16
	6.2	Notice of Effectiveness.		17
	6.3	No Governance Action Required.		17

	6.4	Filing with Nevada Secretary.		17
	6.5	Dissolution of Subsidiaries.		17

7.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES			17

	7.1	Executory Contracts.		17
	7.2	Approval of Assumption or Rejection.		18
	7.3	Cure of Defaults.		18
	7.4	Post-Petition Date Contracts and Leases.		18
	7.5	Bar Date.		18

8.	MANNER OF DISTRIBUTION OF PROPERTY UNDER THIS PLAN			18

	8.1	Distributions.		18
	8.2	No Recourse.		18
	8.3	Reserves.		19
	8.4	Statements.		19
	8.5	Further Authorization.		19

9.	CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE			19

	9.1	Conditions to Confirmation.		19
	9.2	Conditions to Effectiveness.		19

10.	TITLE TO PROPERTY; DISCHARGE; INJUNCTION			19

	10.1	Vesting of Assets.		19
	10.2	Preservation of Litigation Claims.		20
	10.3	Discharge.		20
	10.4	Injunction.		20
	10.5	Exculpation.		20

11.	RETENTION OF JURISDICTION			21

	11.1	Jurisdiction.		21

12.	MODIFICATION AND AMENDMENT OF PLAN			22

	12.1	Modification and Amendment.		22

13.	MISCELLANEOUS			22

	13.1	Filing of Objections to Claims or Equity Securities.		22
	13.2	Resolution of Objections After Effective Date; Distributions.		23
		13.2.1	Resolution of Objections.	23
		13.2.2	Distributions.	23
		13.2.3	Late-Filed Claims.	23
	13.3	Effectuating Documents; Further Transactions; Timing.		23

13.4	Exemption from Transfer Taxes.	23
13.5	Revocation or Withdrawal of this Plan.	24
13.6	Binding Effect.	24
13.7	Governing Law.	24
13.8	Modification of Payment Terms.	24
13.9	Providing for Claims Payments.	24
13.10	Set Offs.	25
13.11	Notices.	25
13.12	Committee.	25
13.13	Severability.	25
13.14	Withholding and Reporting Requirements.	26
13.15	Post Confirmation Reporting.	26
13.16	Cramdown.	26
13.17	Quarterly Fees to the United States Trustee.	26

Shearson Financial Network, Inc., a Nevada limited liability company (“Shearson” or “Debtor”) proposes this First Amended Plan of Reorganization (the “Plan”) for the resolution of Debtor’s outstanding Claims and Equity Securities (as these terms are defined herein).  All Creditors, Equity Security holders (as both terms are defined herein) and other parties-in-interest should refer to the Disclosure Statement (as this term is defined herein) for a discussion of Debtor’s history, assets, historical financial data, and for a summary and analysis of this Plan and certain related matters.

All holders of Claims against and Equity Securities in Debtor are encouraged to read this Plan, the Disclosure Statement and the related solicitation materials in their entirety before voting to accept or reject this Plan.  Holders of Equity Securities are deemed to have rejected the Plan.

Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article 12 to this Plan, Debtor expressly reserves the right to alter, amend, strike, withdraw or modify this Plan one or more times before its substantial consummation.

1.	DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

1.1.           Definitions.   For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article 1.  Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, in that order of priority.  Whenever the context requires, such terms shall include the plural as well as the singular, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.  As used in this Plan, the following terms shall have the meanings specified below:

1.1.1.            Administrative Claim.   A Claim for any cost or expense of administration of the Chapter 11 Case allowed under Sections 503(b) or 507(b) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, but not limited to: (i) fees payable pursuant to Section 1930 of Title 28 of the United States Code; (ii) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case; and (iii) all Professional Fees approved by the Bankruptcy Court pursuant to interim and final allowances.  To the extent that a Claim is allowed  pursuant to Section 365(d)(3) of the Bankruptcy Code, such Claim shall also be deemed an “Administrative Claim” under this paragraph.

1.1.2.            Administrative Claim Bar Date.   The end of the first Business Day occurring on or after the forty-fifth (45th) day after the Effective Date.

1.1.3.            Affiliate.   This term has the meaning set forth in Section 101(2) of the Bankruptcy Code.

1.1.4.           Allowed Administrative Claim.   An Administrative Claim:

(a)           As to which no objection has been filed or, if an objection has been filed, has been resolved by the allowance of such Administrative Claim by a Final Order of the Bankruptcy Court; or

(b)           Which requires payment in the ordinary course and as to which there is no Final Order of the Bankruptcy Court in effect which prohibits any such payment.

1.1.5.           Allowed Claim.   Any Claim, or any portion thereof, against Debtor (except for an Administrative Claim):  (i) proof of which, requests for payment of which, or application for allowance of which, was filed or deemed to be filed on or before the Bar Date for filing proofs of Claim or requests for payment for Claims of such type against Debtor; or (ii) if no proof of Claim is filed, which has been or hereafter is listed by Debtor in the Schedules as liquidated in amount and not disputed or contingent; and, in either case, the portion of such Claim as to which either (x) no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (y) the Bankruptcy Court has entered a Final Order allowing such portion of such Claim.  The term “Allowed” when used to modify a reference in this Plan to any Claim or Class of Claims, shall mean a Claim (or any Claim in any such Class) that is so allowed, e.g. “Allowed Secured Claim” is a Secured Claim.

1.1.6.            Allowed Equity Security.   Any Equity Security as of the Record Date, (i) which is not disputed by Debtor  or the Reorganized Debtor, as the case may be, or (ii) if a Disputed  Equity Security, which Equity Security has been allowed in whole or in part by Final Order of the Bankruptcy Court.

1.1.7.            Assets.   All of the assets, property, (interest, including an equity interest) and effects, real and personal, tangible and intangible, wherever situated, of Debtor, as they exist on the Effective Date.

1.1.8.            Available Cash.   Available Cash means as of any date of determination, all Net Distributable Proceeds, net of any Reserve being maintained under this Plan.

1.1.9.            Avoidance Actions.   All actions preserved for the Estate including but not limited to those set forth in Sections 510, 542, 543, 544, 545, 547, 548, 549, 550 and 553(b) of the Bankruptcy Code.

1.1.10.          Ballot.   The form of ballot or ballots that will be distributed with the Disclosure Statement to holders of Claims and Equity Securities entitled to vote under this Plan in connection with solicitation of acceptances of this Plan.

1.1.11.          Baker Collateral.   Baker Collateral means all assets of the Debtor pledged on a pre-petition basis to Chris Baker.

1.1.12.          Bankruptcy Code.   The Bankruptcy Reform Act of 1978, Title 11, United States Code, as applicable to the Chapter 11 Case, as now in effect or hereafter amended, 11 U.S.C. §§ 101 et seq.

1.1.13.          Bankruptcy Court.   The Bankruptcy Court of the United States District Court for the District of Nevada or such other court as may have jurisdiction over the Chapter 11 Case.

1.1.14.          Bankruptcy Rules.   Collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court as applicable to the Chapter 11 Case, as now in effect or hereinafter amended.

1.1.15.          Bar Date.   The date or dates established by the Bankruptcy Court for the filing of proofs of Claim for all Creditors, excepting there from, Administrative Claims.

1.1.16.          Business Day.   Any day other than a Saturday, Sunday or other day on which commercial banks in the State of Nevada are authorized or required by law to close.

1.1.17.          Cash.    Currency, checks, negotiable instruments and wire transfers of immediately available funds.

1.1.18.          Chapter 11 Case.   The case under Chapter 11 of the Bankruptcy Code involving Debtor, including all adversary proceedings pending in connection therewith.

1.1.19.          Claim.   Any right to payment from Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured arising at any time before the Effective Date or relating to any event that occurred before the Effective Date; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

1.1.20.          Class.   A category of holders of Claims or Equity Securities as classified in this Plan.

1.1.21.          Confirmation.   The entry by the Bankruptcy Court of the Confirmation Order.

1.1.22.          Confirmation Date.   The date upon which the Bankruptcy Court enters the Confirmation Order.

1.1.23.          Confirmation Hearing.   The duly noticed initial hearing held by the Bankruptcy Court to confirm this Plan pursuant to Section 1128 of the Bankruptcy Code, and any subsequent hearing held by the Bankruptcy Court from time to time to which the initial hearing is adjourned without further notice other than the announcement of the adjourned dates at the Confirmation Hearing.

1.1.24.          Confirmation Order.   The order entered by the Bankruptcy Court confirming this Plan.

1.1.25.          Contingent Claim.   A Claim which is contingent, unmatured or unliquidated on or immediately before the Confirmation Date.

1.1.26.          Countrywide Collateral.   Countrywide Collateral means all assets of the Debtor pledged on a pre-petition basis to Countrywide.

1.1.27.          Creditor.   Any holder of a Claim, whether or not such Claim is an Allowed Claim.

1.1.28.          Cure.   The distribution on the Effective Date or as soon thereafter as practicable of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code or with respect to any other Debt Instrument, in an amount equal to:  (a) all unpaid monetary obligations due under such executory contract or unexpired lease or required to pay or bring current the Debt Instrument and thereby reinstate the debt and return to the pre-default conditions to the extent such obligations are enforceable under the Bankruptcy Code in applicable non-bankruptcy law; and (b) with respect to any Debt Instrument, if a claim arises from a debtor’s failure to perform any non-monetary obligation as set forth in Bankruptcy Code sections 1124(2)(c) and 1124(2)(d), payment of the dollar amount which compensates the holder of such a claim for any actual pecuniary loss incurred by such holder as a result of any such failure and the dollar amount of the claim that is established by the claimants sworn declaration and accompanying admissible evidence filed with the Bankruptcy Court and served upon Debtor’s counsel on or before such date ordered by the Court for the filing of objections to the disclosure statement.

1.1.29.          Culpable Insider.   Any director, officer, or employee of the Debtor who has been sued by the Debtor or Reorganized Debtor in connection with accounting improprieties for Avoidance Actions.

1.1.30.          Debtor.   Shearson Financial Network, Inc., in the Chapter 11 Case, pursuant to Section 1108 of the Bankruptcy Code.

1.1.31.          DIP Order.   The DIP Order means that certain order entered by the United States Bankruptcy Court for the District of Nevada dated  August 11, 2008 as docket entry 56.

1.1.32.          Disbursing Agent.   Reorganized Debtor which shall hold and distribute certain consideration to the holders of unclassified Claims, Allowed Claims and Allowed Equity Securities on each Distribution Date.

1.1.33.          Disclosure Statement.   The written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

1.1.34.          Disputed Claim or Disputed Equity Security.   A Claim or Equity Security which is:  (i) subject to timely objection interposed by Debtor, Reorganized Debtor or any party-in-interest entitled to file and prosecute such objection in the Chapter 11 Case, if at such time such objection remains unresolved; (ii) a Claim that is listed by Debtor as disputed, unliquidated or contingent in the Schedules; or (iii) if no objection has been timely filed, a Claim which has been asserted in a timely filed proof of Claim in an amount greater than or in a Class different than that listed by Debtor in the Schedules as liquidated in amount and not disputed or contingent; provided, however, that the Bankruptcy Court may estimate a Disputed Claim for purposes of allowance pursuant to Section 502(c) of the Bankruptcy Code.  The term “Disputed”, when used to modify a reference in this Plan to any Claim or Class of Claims or  Equity Security, shall mean a Claim or Equity Security (or any Claim or Equity Security in such Class) that is a Disputed Claim or Disputed Equity Security as defined herein.  In the event there is a dispute as to classification or priority of a Claim or Equity Security, it shall be considered a Disputed Claim or Disputed Equity Security in its entirety.  Until such time as a Contingent Claim becomes fixed and absolute, such Claim shall be treated as a Disputed Claim and not an Allowed Claim for purposes related to allocations and distributions under this Plan.

1.1.35.          Disputed Claim Reserve or Disputed Equity Security Reserve.    A reserve established to hold in one or more accounts Cash or other Assets equal to the aggregate amount thereof that would have been distributed on a Distribution Date on account of a Disputed Claim or Disputed Equity Security.

1.1.36.          Distributable Assets.   Shall mean the Assets distributable to Allowed Claims and Unclassified Claims by the Reorganized Debtor on the Distribution Date.

1.1.37.          Distribution.   Any distribution by the Debtor or Reorganized Debtor of Distributable Assets to the holders of Allowed Claims.

1.1.38.          Distribution Date.   Distribution Date is the business day, occurring as soon as practicable after the Effective Date of the Plan term, upon which distributions are made under this Plan to holders of Allowed Unclassified Claims and Classified Claims in classes 2 through 6.

1.1.39.          Eclipse Collateral.   Eclipse Collateral means all assets of the Debtor pledged on a pre-petition basis to Eclipse.

1.1.40.          Effective Date.   The last to occur of: (i) the first Business Day that is at least eleven (11) days after the Confirmation Date and on which no stay of the Confirmation Order is in effect and (ii) the Business Day on which all of the conditions set forth in Article 6 to this Plan have been satisfied or waived.

1.1.41.          Equity Security.   An equity security as the term is defined in Section 101(16) of the Bankruptcy Code and includes the membership interests in Debtor and any warrants, options, redemption rights, dividend rights, liquidation preferences, rights to purchase any such Equity Security or any other rights related thereto.

1.1.42.          Estate.   The estate created for Debtor in the Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code.

1.1.43.          Excluded Assets.   Excluded assets means the Kraatz Payment and the administrative carve out contained in the DIP Order.

1.1.44.          Federal Judgment Rate.   The rate of interest on judgments as provided for by 28 U.S.C. § 1961 as of the Petition Date.

1.1.45.          Final Distribution.   The distribution from Reorganized Debtor which exhausts the Assets.

1.1.46.          Final Distribution Date.   The Distribution Date on which the Final Distribution is made.

1.1.47.          Final Order.   An order, judgment or other decree of the Bankruptcy Court which has been appealed but which has not been vacated, reversed, modified or amended or stayed, or for which the time to appeal or seek review or rehearing has expired with no appeal having been filed.

1.1.48.          General Unsecured Claim.    A Claim that is not secured by a charge against or interest in property in which the Estate has an interest and is not an Administrative Claim, Priority Tax Claim, Priority Customer Deposit Claim, Priority Benefit Plan Contribution Claim, nor Priority Wage Claim.  General Unsecured Claims shall include all Claims arising under Section 502(g) of the Bankruptcy Code.

1.1.49.          Governmental Or Regulatory Authority.   Any court, tribunal, arbiter, authority, agency, commission, official or other instrumentality in the United States, any foreign country or any domestic or foreign, county, city or other political subdivision.

1.1.50.          IRS.   The Internal Revenue Service.

1.1.51.          IRS Priority Claim.   The Allowed Claim of the IRS, other than an Administrative Expense Claim, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

1.1.52.          Initial Distribution Amount.   On the Initial Distribution Date the difference between (a) the Available Cash not subject to any Lien and (b) the sum of the  Disputed Claims Reserve on such date.

1.1.53.          Initial Distribution Date.   The first Business Day after the Effective Date.

1.1.54.          Insider.   This term shall have the meaning set forth in Section 101(31) of the Bankruptcy Code.

1.1.55.          Joseph Cosio-Barron Collateral.   The Joseph Cosio-Barron Collateral means all assets of the Debtor pledged on a pre-petition basis to Joseph Cosio-Barron.

1.1.56.          Kraatz Payment.   Kraatz payment means the payment of $25,000.00 to be made by Harry Kraatz to the Debtor in consideration for Debtor’s transfer of the Transferred Assets to Reorganized Debtor.

1.1.57.          License.   This term shall mean any license, permit, or other authorization issued to Debtor by a Governmental or Regulatory Authority necessary to the operation of Debtor’s business.

1.1.58.          Lien.   This term shall have the meaning set forth in Section 101(37) of the Bankruptcy Code.

1.1.59.          Litigation Claims.   All rights, claims, torts, liens, liabilities, obligations, actions, causes of action, Avoidance Actions, derivative actions, proceedings, debts, contracts, judgments, damages and demands whatsoever in law or in equity, whether known or unknown, contingent or otherwise, that Debtor or the Estate may have against any Person, including but not limited to, those listed on Schedule 1.1.53 hereto.  Failure to list a Litigation Claim on Schedule 1.1.53 shall not constitute a waiver or release by Debtor or the Reorganized Debtor of such Litigation Claim.

1.1.60.          Michael Barron Collateral.   The Michael Barron Collateral means all assets of the Debtor pledged on a pre-petition basis to Michael Barron.

1.1.61.          Nevada Secretary.   The Secretary of State of the State of Nevada.

1.1.62.          Newly Authorized Stock.   Newly authorized stock means the common stock of Reorganized Debtor authorized to be issued pursuant to the Plan.  The newly authorized stock shall have a par value of .01 cent per share and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable non-bankruptcy law and Reorganized Shearson Financial Network, Inc. Certificate of Incorporation and Bylaws.

1.1.63.          NIR Debenture Documents.   This term shall mean the debenture Purchase Agreements, Registration Rights Agreements, Security Agreements and related documents associated with Debtor’s issuance of NIR Debentures to the NIR Group.

1.1.64.          NIR Debentures.   This term means the debentures issued to the NIR Group prior to the Petition Date.

1.1.65.          NIR Group.   The NIR Group means the company known as The NIR Group, LLC which is the common ownership and management group associated with the hedge fund that owned certain debentures prior to the commencement date (these funds being AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC) and whom provided Debtor-in-Possession financing (these funds being AJW Partners, LLC, AJW Master Fund, Ltd., and New Millennium Capital Partners, LLC).

1.1.66.          NIR Group Collateral.   The NIR Group collateral means all assets of Debtor pledged on a pre-petition basis to the NIR Group as well as collateral pledged pursuant to the DIP Order.

1.1.67.          Person.   An individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization or government, governmental unit or any subdivision thereof or any other entity.

1.1.68.          Petition Date.   June 16, 2008, the date on which a voluntary petition was filed commencing the Chapter 11 Case.

1.1.69.          Plan.   This plan of reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all exhibits and schedules annexed hereto or referenced herein.

1.1.70.          Plan Supplement.   Plan Supplement means those documents containing the forms of documents and schedules as identified in the Plan.

1.1.71.          Priority Benefit Plan Contribution Claim.   Any Claim against Debtor entitled to priority in payment under Section 507(a) (4) of the Bankruptcy Code.

1.1.72.          Priority Customer Deposit Claim.   Any Claim against Debtor entitled to priority in payment under Section 507(a)(7) of the Bankruptcy Code.

1.1.73.          Priority Tax Claim.   Any Claim against Debtor entitled to priority in payment under Section 507(a) (8) of the Bankruptcy Code.

1.1.74.          Priority Wage Claim.   Any Claim against Debtor entitled to priority in payment under Section 507(a) (3) of the Bankruptcy Code.

1.1.75.          Pro Rata.   The ratio of an Allowed Claim or Equity Security in a particular class to the aggregate amount of all such Allowed Claims or Allowed Equity Securities in any such Class.

1.1.76.          Professional Fees.   The Administrative Claims for compensation and reimbursement submitted pursuant to Sections 328, 330, 331 or 503(b) of the Bankruptcy Code of Persons:  (i) employed pursuant to an order of the Bankruptcy Court under Section 327 of the Bankruptcy Code; or (ii) for whom compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code or by other Final Order.

1.1.77.          Record Date.   The Confirmation Date for the purpose of determining the holders of Equity Securities.

1.1.78.          Reinstated or Reinstatement.   These terms shall mean: (i) leaving unaltered the legal, equitable and contractual rights of the holder of a Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code; or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (a) Curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required in order to accomplish Reinstatement.

1.1.79.          Reorganized Debtor.   The Debtor as reorganized pursuant to this Plan after the Effective Date.

1.1.80.          Reorganized Shearson.   Reorganized Shearson means the Debtor, Shearson Financial Network, Inc., on and after the effective date.

1.1.81.          Reorganized Shearson Bylaws.   Reorganized Shearson Bylaws means the Amended and Restated Bylaws of Reorganized Shearson Financial Network, Inc. which shall be in substantially the form contained in the Plan Supplement (a defined term).

1.1.82.          Reorganized Shearson Certificate of Incorporation.   Reorganized Shearson Certificate of Incorporation means the Amended and Restated Certificate of Incorporation of Reorganized Shearson Financial Network, Inc. which shall be in substantially the form contained in the Plan Supplement.

1.1.83.          Robert Kayle Collateral.   The Robert Kayle Collateral means all assets of the Debtor pledged on a pre-petition basis to Robert Kayle.

1.1.84.          Schedules.   The schedules of assets and liabilities and any amendments thereto filed by Debtor with the Bankruptcy Court in accordance with Section 521(1) of the Bankruptcy Code.

1.1.85.          Secured Claim.   A Claim that is secured by a Lien against property of the Estate to the extent of the value of any interest in such property of the Estate securing such Claim or to the extent of the amount of such Claim subject to setoff in accordance with Section 553 of the Bankruptcy Code, in either case as determined pursuant to Section 506(a) of the Bankruptcy Code.

1.1.86.          Secured Tax Claims.   The Claim of any state or local governmental unit which is secured by a Lien against property owned by Debtor by operation of applicable law, including, but not limited to, every such Claim for unpaid real and personal property taxes together with statutory interest.

1.1.87.          Subsidiary.   Subsidiary means (1) any corporation, association or other business entity of which more than (50%) of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by Debtor.

1.1.88.          Taxes.   All income, gaming, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, of governmental charges, together with any interest penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority.

1.1.89.          Tharldson Collateral.   The Tharldson Collateral means all Assets of the Debtor pledged on a pre-petition basis to Gary Tharldson and his Affiliates.

1.1.90.          Transferred Assets.   All Assets and property, excluded Assets, transferred or revested in Reorganized Debtor pursuant to this Plan.

1.1.91.          Wanda Witoslawski Collateral.   The Wanda Witoslawski Collateral means all assets of the Debtor pledged on a pre-petition basis to Wanda Witoslawski.

1.1.92.          Computation of Time.   In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

1.1.93.          Rules of Interpretation.   For purposes of this Plan only; (i) any reference in this Plan to a contract, instrument, release, or other agreement or documents being in particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (iii) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Plan; (iv) the words “herein,” “hereof,” “hereto,” and “hereunder” refer to this Plan in its entirety rather than to a particular portion of this Plan; (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (vi) the rules of construction and definitions set forth in Sections 101 and 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply unless otherwise expressly provided.

2.	TREATMENT OF UNCLASSIFIED CLAIMS

2.1.          General.   Pursuant to Section 1123(a) (1) of the Bankruptcy Code, the Claims against Debtor set forth in this Article 2 are not designated as Classes.  The holders of such Claims are not entitled to vote on this Plan.  The treatment of the Claims set forth below is consistent with the requirements of Section 1129(a)(9)(A) of the Bankruptcy Code.

2.2.          Treatment of Administrative Claims.

2.2.1.            Generally.   Each Allowed Administrative Claim shall be paid by the Reorganized Debtor (or otherwise satisfied in accordance with its terms) upon the latest of:  (i) the Effective Date or as soon thereafter as is practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and Debtor shall agree upon.

2.2.2.            Requests for Payment.   All requests for payment of Administrative Claims against Debtor and all final applications for allowance and disbursement of Professional Fees must be filed by the Administrative Claims Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against Debtor and the Reorganized Debtor. All Professional Fees applications must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order, and all other orders governing payment of Professional Fees.  All Professional Fees applications may be later amended to include any fees and costs incurred after the Effective Date.

2.3.          Treatment of Allowed Administrative Claim of Gordon Silver.    The Allowed Administrative Claim of Debtor’s bankruptcy counsel, the law firm of Gordon Silver (“G&S”), shall be paid as follows:  (i) on the next Business Day after such Claim is Allowed, or as soon thereafter as practicable, from all amounts remaining from the $150,000.00 takeout financing provided by the NIR Group (the “Takeout Financing”) and after all other Allowed Administrative Claims have been paid; and (ii) the balance of any remaining Allowed Administrative Claim of G&S to remain an obligation of Reorganized Debtor.  G&S consents to the foregoing treatment.

The Takeout Financing shall be held in trust by Debtor (or Reorganized Debtor as the case may be) for the benefit of the holders of Allowed Administrative Claims.

3.	DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

Pursuant to this Plan and in accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors and the holders of Equity Securities (except Administrative Claims and Priority Tax Claims) are placed in the Classes described below.  A Claim or Equity Security is classified in a particular Class only to the extent that the Claim or Equity Security qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Equity Security qualifies within the description of such other Classes.  A Claim or Equity Security is also classified in a particular Class only to the extent that such Claim or Equity Security is an Allowed Claim or Allowed Equity Security in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.  With respect to Classes of Claims described as unimpaired under the Plan, except as otherwise provided under this Plan, nothing shall affect the rights and legal and equitable defenses of Debtor and Reorganized Debtor regarding such Claims classified as unimpaired under this Plan, including but not limited to, all rights in respect of legal and equitable defenses to setoff or recoupment against such Claims.

3.1.          Summary of Classification.

Class	Description	Treatment	Estimated Amount of Claims
Class 1	NIR Group Debentures Claim	Impaired. Solicitation required.	$1,586,698.54
Class 2	Other Secured Claims
Class 2(a)	Baker Secured Claims	Impaired. Solicitation required.	$1,021,566.38
Class 2(b)	Michael Barron Secured Claim	Unimpaired. No solicitation required.	$400,195.00
Class 2(c)	Joseph Cosio-Barron Secured Claim	Unimpaired. No solicitation required.	$102,009.70
Class 2(d)	Wanda Witoslawski Secured Claim	Unimpaired. No solicitation required.	$173,385.85

Class 2(e)	Eclipse Secured Claim	Unimpaired. No solicitation required.	$639,987.00
Class 2(f)	Countrywide Secured Claim	Unimpaired. No solicitation required.	$5,113,852.62
Class 2(g)	Robert Kayl Secured Claim	Unimpaired. No solicitation required.	$3,860.00
Class 2(h)	Club Vista Holdings, Inc.	Unimpaired. No solicitation required.	$12,273,961.91
Class 2(i)	AMS Servicing, LLC (Claim No. 62)	Unimpaired. No solicitation required.	$589,198.04
Class 2(j)	AMS Servicing, LLC (Claim No. 63)	Unimpaired. No solicitation required.	$164,623.94
Class 2(k)	BT Venture Fund I, L.P. and/or BT Consulting Services, LLC	Unimpaired. No solicitation required.	$400,000.00
Class 3	IRS Priority Claims	Impaired. Solicitation required.	$144,947.52
Class 4	Secured Tax Claims	Unimpaired. No solicitation required.	N/A
Class 5	General Unsecured Claims	Impaired. Solicitation required.	$18,065,485.14
Class 6	Subordinated Unsecured Claims	Impaired. Solicitation required.	N/A
Class 7	Equity Securities	Impaired. Deemed rejected. No solicitation required.	N/A

3.2.          Specific Classification.

3.2.1.            Class 1: NIR Group Debentures Claim.   Class 1 consists of all NIR Group Debentures Claims.

3.2.2.            Class 2:  Other Secured Claims.   Class 2 consists of all Secured Claims.  Each holder of Secured Claim shall be considered to be its own separate subclass within Class 2, and each subclass shall be deemed to be a separate class for purposes of this Plan.  Debtor may add any additional secured creditors as an additional separate

3.2.3.            Class 3: IRS Priority Claims.   Class 3 consists of all IRS Priority Claims.

3.2.4.            Class 4:  Secured Tax Claims.   Class 4 consists of all Secured Tax Claims.  Each holder of a Secured Tax Claim shall be considered to be in its own separate subclass within Class 4, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

3.2.5.            Class 5:  General Unsecured Claims.   Class 5 consists of all General Unsecured Claims.

3.2.6.            Class 6:  Subordinated Unsecured Claims.   Class 6 consists of all Subordinated Unsecured Claims.

3.2.7.            Class 7:   Equity Securities.   Class 7 consists of all Equity Securities.

4.	DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS NOT IMPAIRED BY THIS PLAN

4.1.          Class 1 - NIR Group Debentures Claim.   Class 1 is comprised of all Allowed Claims of the NIR Group, including the NIR Debentures, the NIR post-petition loan authorized pursuant to the DIP Order and Takeout Financing (collectively, the “NIR Group Debentures Claims”).  The NIR Group Debentures Claims are secured by a lien upon the NIR Group Collateral.  Upon the Effective Date, the NIR Group Debentures Claims, and the accompanying Registration Rights Agreement, shall be reinstated, pursuant to the terms of the NIR Debentures Documents, the post-petition loan documents accompanying the DIP Order, and Takeout Financing, as may be modified by any post-effective date amendments by the NIR Group and Reorganized Debtor.  The NIR Group shall retain, and to the extent necessary be granted, a lien upon the NIR Group Collateral and the collateral securing any pre-petition liens of holders of Allowed Secured Claims described in Section 4.2 of the Plan, until the allowed NIR Group Debentures Claims are paid in full.  Additionally, the NIR Group shall be allowed to exercise any conversion rights in the NIR Debenture Documents, the post-petition loan documents accompanying the DIP Order, and Takeout Financing as it relates to Reorganized Shearson and shares of stock of Reorganized Shearson.

Class 1 is impaired under the Plan.  Holders of Class 1 claims are entitled to vote on this Plan.

4.2.          Class 2 - Other Secured Claims.   Each holder of an Allowed Secured Claim in Class 2 shall receive one (1) of the following alternative treatments at the option of the Debtor and/or Reorganized Debtor:

i.       On the initial Distribution Date, or on such other date thereafter as may be agreed to by the holder of such Claim and Debtor or Reorganized Debtor, as the case may be, shall abandon the collateral securing such claim to the holder thereof in full satisfaction in release of such Claim; or

ii.      On the initial Distribution Date, the holder of such Claim shall receive, on account of such Claim, Cash equal to its Allowed Secured Claim in full satisfaction in release of such Allowed Secured Claim; or

iii.     On the Distribution Date, the holder of such Claim shall receive on account of such Claim, equity in Reorganized Debtor (with such equity to come from the shares to Kraatz pursuant to Section 5.1(i), and not from the 7.5% to Class 5), in an amount mutually agreeable between the holder of such Claim and Debtor, in full satisfaction in release of such Allowed Secured Claim; or

iv.    On the Effective Date, to the extent there is a dispute in priority of Secured Claims, a determination shall be made by a court of competent jurisdiction as to the extent and priority of competing Secured Claims under applicable non-bankruptcy law.  Secured Claims determined by a court of competent jurisdiction to be junior to the NIR Group Collateral shall be treated as Allowed General Unsecured Claims in Class 5.

4.3.          Class 3 - IRS Priority Claims.   The IRS Priority Claim, if any, shall be paid in 60 equal monthly payments commencing on the latest of : (i) Distribution Date; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as is practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as is practicable or; (iv) such date as the holder of such Claim and Reorganized Debtor have agreed or shall agree.  Class 3 is impaired under the Plan.  Holders of Class 3 Claims are entitled to vote on the Plan.

4.4.          Class 4 - Secured Tax Claims.   Each Allowed Secured Tax Claim shall be paid in full by the Reorganized Debtor upon the latest of: (i) the Initial Distribution Date; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; (iv) the date on which such Secured Tax Claim is scheduled to be paid under applicable law or regulation; and (v) such date as the holder of such Claim and the Debtor, and after the Effective Date, the Reorganized Debtor, shall agree.  Creditors in Class 4 are unimpaired under this Plan and are not entitled to vote on this Plan.

4.5.          Class 5 - General Unsecured Claims.   Except to the extent that a Creditor with an Allowed Claim agrees to less favorable treatment, each Creditor with an Allowed Claim in Class 5 shall receive Distributions as follows:

4.5.1.            Initial Distribution.   Each Creditor with an Allowed General Unsecured Claim as of the Initial Distribution Date that will on such date be paid its Pro Rata share of the Initial Distribution Amount.  In addition, the holders of Allowed General Unsecured Claims shall recover their pro rata share of 7.5% of the Newly Authorized Stock.

4.5.2.            Subsequent Distributions.

i.            On each subsequent Distribution Date, all Creditors with Allowed General Unsecured Claims which were not, on the immediately preceding Distribution Date, Allowed Claims, shall receive a Distribution of sufficient Available Cash to bring them into a Pro Rata position, vis-à-vis all other Creditors with Allowed General Unsecured Claims.

ii.           On each Distribution Date other than the Initial Distribution Date, after giving effect to the Distributions to be made pursuant to the preceding paragraph (i), the Reorganized Debtor shall distribute all Available Cash, Pro Rata, to Creditors with Allowed General Unsecured Claims.

iii.          On the Final Distribution Date, to the extent of Available Cash, the Reorganized Debtor shall distribute, Pro Rata, to Creditors with Allowed General Unsecured Claims, interest from the Petition Date at the Federal Judgment Rate. Creditors in Class 5 are impaired under this Plan and are entitled to vote on this Plan.

4.6.          Class 6 - Subordinated Unsecured Claims.   Except to the extent that a Creditor with an Allowed Claim agrees to less favorable treatment, each Creditor with an Allowed Claim in Class 6 shall receive Distributions as follows:

4.6.1.            Initial Distribution.   Each Creditor with an Allowed Subordinated Unsecured Claim as of the Initial Distribution Date that will on such date be paid its Pro Rata share of the Initial Distribution Amount.

4.6.2.            Subsequent Distributions.

i.            On each subsequent Distribution Date, all Creditors with Allowed Subordinated Unsecured Claims which were not, on the immediately preceding Distribution Date, Allowed Claims, shall receive a Distribution of sufficient Available Cash to bring them into a Pro Rata position, vis-à-vis all other Creditors with Allowed Subordinated Unsecured Claims.

ii.           On each Distribution Date other than the Initial Distribution Date, after giving effect to the Distributions to be made pursuant to the preceding paragraph (i), the Reorganized Debtor shall distribute all Available Cash, Pro Rata, to Creditors with Allowed Subordinated Unsecured Claims.

iii.          On the Final Distribution Date, to the extent of Available Cash, the Reorganized Debtor shall distribute, Pro Rata, to Creditors with Allowed Subordinated Unsecured Claims, interest from the Petition Date at the Federal Judgment Rate.  Creditors in Class 6 are impaired under this Plan and are entitled to vote on this Plan.

4.7.           Class 7 - Equity Securities.   On the Effective Date, other than the NIR Debentures, the Equity Securities of the Debtor shall be cancelled and holders of Equity Securities shall receive nothing.

Holders in Class 7 are deemed to have rejected this Plan and are not entitled to vote on this Plan.

5.	KRAATZ CONTRIBUTION AND CAPITAL STRUCTURE

5.1           Post-Effective Date Distribution and Capital Structure.   On the Effective Date, or as soon thereafter as is practicable, from the Newly Authorized Stock, Reorganized Debtor shall issue 10,000,000 shares to effectuate the following Capital Structure: (i) on account of the Kraatz Payment, to Harry Kraatz - 92.5%; (ii) Class 5 (General Unsecured Creditor Claims) - 7.5%.  This stock is being issued pursuant to the exemption from securities laws in Section 1145 of the Bankruptcy Code, and is also exempt from being taxed under any law imposing a stamp or similar tax pursuant to Section 1146 of the Bankruptcy Code.

Notwithstanding the foregoing, to the extent that Class 2 Creditors compromise their Claims in exchange for the issuance of shares in Reorganized Debtor, such shares shall be reduced from the allocation to Harry Kraatz.  In no event, shall the distribution of newly issued shares to General Unsecured Creditors be less than 7.5%.

6.	MEANS FOR IMPLEMENTATION OF PLAN

6.1           Plan Implementation Occurring on Effective Date.   On the Effective Date, the following events shall occur in the following sequence:

6.1.1.   On the Effective Date, as permitted by Section 1123(a)(5)(B) of the Bankruptcy Code, Debtor shall convey, assign, transfer and deliver to Reorganized Debtor, and Reorganized Debtor shall acquire and accept all of the right, title and interest in and to all of Debtor’s assets, including right title interest being assumed by Reorganized Debtor in the assumed Executory Contracts and assign to Reorganized Debtor (collectively, the “Transferred Assets”).  Notwithstanding the foregoing, Transferred Assets shall not include any of Debtor’s right, title or interest in or to any of the Excluded Assets.

6.1.2.   Debtor shall use reasonable efforts to cooperate with Reorganized Debtor, including executing such documents as Reorganized Shearson shall reasonably request, in order to effectuate the transfer of Licenses to Reorganized Shearson and/or assist Reorganized Shearson in obtaining the issuances of substitute Licenses for the operation of the Transferred Assets.

6.1.3.   The following transactions shall be effectuated in the order set forth:

(a)             On Effective Date, Reorganized Shearson will amend the certificate of incorporation to authorize newly authorized capital in the amount of 300,000,000 shares which shall constitute the Newly Authorized Stock.

(b)             On the Effective Date, or as soon thereafter as is practicable, from the Newly Authorized Stock Reorganized Shearson shall issue 10,000,000 shares to effectuate the following capital structure: (i) on account of the Kraatz Payment, to Harry Kraatz - 92.5%; (ii) Class 5 (General Unsecured Creditor Claims) - 7.5%.

6.1.4.   On the Effective Date, the NIR Debentures and the accompanying registration rights agreement shall be reinstated, pursuant to the terms of the NIR Debenture Documents, as may be modified by any post-Effective Date amendments by the NIR Group and Reorganized Shearson.  The NIR Group shall retain, and to the extent necessary be granted, a lien upon the NIR Group Collateral and a lien on the collateral securing the liens of the holders of Allowed Secured Claims, described in Section 4.2 of the Plan, until the Allowed NIR Group Debentures Claims are paid in full.  Additionally, the NIR Group shall be allowed to exercise any conversion rights it has in the NIR Debenture Documents as to Reorganized Shearson and the shares of stock in Reorganized Shearson.

6.1.5.   Pursuant to Bankruptcy Rules 3020(e), 6004(g) and 6006(d), the Confirmation Order shall not be stayed, and in the absence of any entity obtaining a stay pending appeal of the Confirmation Order, the Debtor and Reorganized Shearson are free to consummate the transactions contemplated by the Plan at any time.  In the absence of such a stay pending appeal, if the Debtor and Reorganized Shearson consummate the transactions contemplated by the Plan, Reorganized Shearson shall be entitled to be found to be a good faith transferee as to the transfer of the Transferred Assets if the Confirmation Order or any authorization contained herein is reversed or modified on appeal.

6.2           Notice of Effectiveness.   When all of the steps contemplated by Section 6.1 have been completed, the Reorganized Debtor shall file with the Bankruptcy Court and serve upon all Creditors and all potential holders of Administrative Claims known to the Reorganized Debtor (whether or not disputed), a Notice of Effective Date of Plan.  The Notice of Effective Date of Plan shall include notice of the Administrative Claim Bar Date.

6.3           No Governance Action Required.   As of the Effective Date: (i) the adoption, execution, delivery and implementation or assignment of all contracts, leases, instruments, releases and other agreements related to or contemplated by this Plan; and (ii) the other matters provided for under or in furtherance of this Plan involving corporate action to be taken by or required of Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by the members or managers of Debtor.

6.4           Filing with Nevada Secretary.   To the extent applicable, in accordance with NRS 78.622, on the Effective Date a certified copy of this Plan and the Confirmation Order shall be filed with the Nevada Secretary. Again, to the extent applicable, Debtor, from the Confirmation Date until the Effective Date, is authorized and directed to take any action or carry out any proceeding necessary to effectuate this Plan pursuant to NRS 78.622.

6.5           Dissolution of Subsidiaries.   Upon the Effective Date, Debtor’s Subsidiaries shall be dissolved in accordance with NRS § 86.531.

7.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1           Executory Contracts.   All executory contracts and unexpired leases that both exist on the Confirmation Date and are set forth on the schedule of assumed executory contracts and unexpired leases attached as Schedule 7.1 to this Plan shall be deemed assumed by the Reorganized Debtor. Debtor, up to the Effective Date, may modify the schedule of assumed executory contracts, with notice to the non-debtor party to the contract affected by such modification.  All executory contracts and unexpired leases not identified on Schedule 7.1 shall be deemed rejected on the Effective Date.

7.2           Approval of Assumption or Rejection.   Entry of the Confirmation Order shall constitute as of the Effective Date: (i) approval, pursuant to Bankruptcy Code Section 365(a), of the assumption by Reorganized Debtor of each executory contract and unexpired lease listed on Schedule 7.1, (ii) approval for Debtor to reject each executory contract and unexpired lease to which Debtor is a party and which is not listed on Schedule 7.1 and neither assumed, assumed and assigned nor rejected by separate order prior to the Effective Date.  Upon the Effective Date, each counter party to an executory contract or unexpired lease listed on Schedule 7.1 shall be deemed to have consented to assumption contemplated by Bankruptcy Code Section 365(c)(1)(B), to the extent such consent is necessary for such assumption.

7.3           Cure of Defaults.   The Reorganized Debtor shall Cure any defaults respecting each executory contract or unexpired lease assumed pursuant to Section  7.1  of this Plan upon the latest of (i) the Effective Date or as soon thereafter as practicable; (ii) such dates as may be fixed by the Bankruptcy Court or agreed upon by Debtor, and after the Effective Date, the Reorganized Debtor; or (iii) the tenth (10th) Business Day after the entry of a Final Order resolving any dispute regarding (a) a Cure amount; (b) the ability of Debtor or the Reorganized Debtor to provide “adequate assurance of future performance” under the executory contract or unexpired lease assumed pursuant to this Plan in accordance with Section 365(b)(1) of the Bankruptcy Code; or (c) any matter pertaining to assumption, assignment or the Cure of a particular executory contract or an unexpired lease.

7.4           Post-Petition Date Contracts and Leases.   Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by Debtor shall be assumed by Debtor on the Effective Date.  Each such executory contract and unexpired lease shall be performed by Debtor or the Reorganized Debtor, as applicable, in the ordinary course of its business.

7.5           Bar Date.   All proofs of Claims with respect to Claims arising from the rejection of any executory contract or unexpired lease shall be filed no later than thirty (30) days after the Effective Date.  Any Claim not filed within such time shall be forever barred.

8.	MANNER OF DISTRIBUTION OF PROPERTY UNDER THIS PLAN

8.1           Distributions.   The Reorganized Debtor shall be responsible for making Distributions described in this Plan.  The Reorganized Debtor may make such Distributions before the allowance of each Claim and Equity Securities has been resolved if the Reorganized Debtor has a good faith belief that the Disputed Claims Reserve or Disputed Equity Security Reserve  is sufficient for all Disputed Claims and Disputed  Equity Securities.  The sole source of funding for Distributions under the Plan shall be the Excluded Assets.

8.2           No Recourse.   No recourse shall ever be had, directly or indirectly, against the Reorganized Debtor  or against any agent, attorney, accountant or other professional for the Reorganized Debtor, by legal or equitable proceedings or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking obligation, covenant or agreement whatsoever executed by the Reorganized Debtor under this Plan, or by reason of the creation of any indebtedness by the Reorganized Debtor under this Plan for any purpose authorized by this Plan, it being expressly understood and agreed that all such liabilities, covenants, and agreements of the Reorganized Debtor, whether in writing or otherwise, shall be enforceable only against and be satisfied only out of the Assets or such part thereof as shall under the terms of any such agreement be liable therefore or shall be evidence only of a right of payment out of the Assets.

8.3           Reserves.   The Reorganized Debtor shall establish and maintain the Disputed Claim Reserve.  The sole source of funding for the Disputed Claim Reserve shall be the Excluded Assets.

8.4           Statements.   The Reorganized Debtor shall maintain a record of the names and addresses of all holders of Allowed General Unsecured Claims as of the Effective Date and all holders as of the Record Date of Equity Securities of Debtor for purposes of mailing Distributions to them.  The Reorganized Debtor may rely on the name and address set forth in Debtor’s Schedules and/or proofs of Claim and the ledger and records regarding holders of Equity Securities as of the Record Date as being true and correct unless and until notified in writing.  The Reorganized Debtor shall file all tax returns and other filings with governmental authorities on behalf of the Reorganized Debtor and the Assets it holds.

8.5           Further Authorization.   The Reorganized Debtor shall be entitled to seek such orders, judgments, injunctions and rulings as it deems necessary to carry out the intentions and purposes, and to give full effect to the provisions of this Plan.

9.	CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE

9.1           Conditions to Confirmation.   The Confirmation Order shall have been entered and be in form and substance reasonably acceptable to Debtor.

9.2           Conditions to Effectiveness.   The following are conditions precedent to the occurrence of the Effective Date:

9.2.1.   The Confirmation Order shall be a Final Order, except that Debtor reserves the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal;

9.2.2.   No request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending, including any appeal;

9.2.3.   All documents necessary to implement the transactions contemplated by this Plan shall be in form and substance reasonably acceptable to the Debtor; and

9.2.4.   Sufficient Cash and other Assets are set aside, reserved and withheld to make the distributions required by the Bankruptcy Code and this Plan.

10.	TITLE TO PROPERTY; DISCHARGE; INJUNCTION

10.1         Vesting of Assets.   Subject to the provisions of this Plan, the Assets shall be transferred to the Reorganized Debtor on the Effective Date, pursuant to Section 6.1.  As of the Effective Date, all such property shall be free and clear of all Liens, Claims and Equity Securities except as otherwise provided herein.

10.2         Preservation of Litigation Claims.   In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided herein, all Litigation Claims shall be assigned and transferred to the Reorganized Debtor pursuant to Section 6.1.

10.3         Discharge.   As a result of all of Debtor’s Assets being transferred, Debtor will not receive a discharge.

10.4         Injunction.   From and after the Effective Date, and except as provided in this Plan and the Confirmation Order, all entities that have held, currently hold or may hold a Claim or a Equity Security or other right of a Equity Security holder that is terminated pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such Claims or terminated Equity Securities or rights:  (i) commencing or continuing in any manner any action or other proceeding against the Reorganized Debtor or its respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Reorganized Debtor or its respective property; (iii) creating, perfecting or enforcing any Lien or encumbrance against the Reorganized Debtor or its respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Reorganized Debtor or its respective property; and (v) commencing or continuing any action, in any manner or any place, that does not comply with or is inconsistent with the provisions of this Plan or the Bankruptcy Code.

10.5         Exculpation.   From and after the Effective Date, neither Debtor, the Reorganized Debtor, the professionals employed on behalf of the Estate, Kraatz, T.E.G., Inc., nor any of their respective present or former members, directors, officers, managers, employees, advisors, attorneys or agents, shall have or incur any liability, including derivative claims, but excluding direct claims, to any holder of a Claim or Equity Security or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of (from the Petition Date forward), the Chapter 11 Case, Reorganized Debtor, the pursuit of confirmation of this Plan or the consummation of this Plan, except for gross negligence and willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan or in the context of the Chapter 11 Case.

No holder of a Claim or Equity Security, nor any other party-in-interest, including their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, shall have any right of action against Debtor, the Reorganized Debtor, the professionals employed on behalf of the Estate, Kraatz, T.E.G., Inc., or any of their respective present or former members, officers, directors, managers, employees, advisors, attorneys or agents, for any act or omission in connection with, relating to, or arising out of (from the Petition Date forward), the Chapter 11 Case, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan, except for (i) their willful misconduct, (ii) matters specifically contemplated by either this Plan or the Reorganized Debtor and (iii) any liability of an attorney to its client not subject to exculpation under the Bankruptcy Code.

Under no condition shall this exculpation apply to any of Debtor’s former officers or directors, or any act taken or failure to act by any party, agent or other professional working with or on behalf of Debtor prior to the Petition Date.

11.	RETENTION OF JURISDICTION

11.1         Jurisdiction.   Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Case and the Reorganized Debtor after the Effective Date as is legally permissible, including jurisdiction to:

11.1.1.   Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Securities or Disputed Claim or Disputed Equity Securities, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Disputed Claims and Equities Securities or Disputed Equities Securities;

11.1.2.   Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

11.1.3.   Resolve any matters related to the assumption, assignment or rejection of any executory contract or unexpired lease to which Debtor or the Reorganized Debtor are party and to hear, determine and, if necessary, liquidate any Claims arising there from or Cure amounts related thereto;

11.1.4.   Insure that distributions to holders of Allowed Claims and Equities Securities are accomplished pursuant to the provisions of this Plan;

11.1.5.   Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications or motions involving Debtor or the Reorganized Debtor that may be pending on the Effective Date or commenced thereafter as provided for by this Plan;

11.1.6.   Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan or the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

11.1.7.   Decide or resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of any Final Order, this Plan, the Confirmation Order or any Person’s obligations incurred in connection with this Plan or the Confirmation Order;

11.1.8.   Modify this Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code and Section 12.1 of this Plan or modify any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order or the Reorganized Debtor; or remedy any defect or omission or reconcile any inconsistency in any Final Order, this Plan, the Confirmation Order  or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

11.1.9.   Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any person with consummation, implementation or enforcement of any Final Order, this Plan or the Confirmation Order, except as otherwise provided herein;

11.1.10.   Enter and implement such orders as are necessary or appropriate if a Final Order or the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

11.1.11.   Determine any other matters that may arise in connection with or relate to this Plan, any Final Order, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement, any Final Order or Confirmation Order, except as otherwise provided herein;

11.1.12.   Enter an order closing the Chapter 11 Case;

11.1.13.   Hear and decide Litigation Claims and continue to hear and decide pending Litigation Claims and any other claim or cause of action of Debtor and the Reorganized Debtor; and

11.1.14.   Decide or resolve any matter over which the Bankruptcy Court has jurisdiction pursuant to Section 505 of the Bankruptcy Code.

12.	MODIFICATION AND AMENDMENT OF PLAN

12.1        Modification and Amendment.   Prior to Confirmation, the Debtor may alter, amend or modify this Plan under Section 1127(a) of the Bankruptcy Code at any time.  After the Confirmation Date and prior to substantial consummation of this Plan as defined in Section 1101(2) of the Bankruptcy Code, the Debtor may, under Section 1127(b), (c) and (d) of the Bankruptcy Code, alter, amend or modify this Plan or institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, to make appropriate adjustments and modifications to this Plan or the Confirmation Order as may be necessary to carry out the purposes and effects of this Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under this Plan.

13.	MISCELLANEOUS

13.1        Filing of Objections to Claims or Equity Securities.   After the Effective Date, objections to Claims or Equity Securities shall be made and objections to Claims and Equity Securities made previous thereto shall be pursued by the Reorganized Debtor or any other party properly entitled to do so after notice to the Reorganized Debtor and approval by the Bankruptcy Court.  Any objections to Claims made after the Effective Date shall be filed and served not later than sixty (60) days after the Effective Date; provided, however, that such period may be extended by order of the Bankruptcy Court for good cause shown.

13.2        Resolution of Objections After Effective Date; Distributions.

13.2.1   Resolution of Objections.   From and after the Effective Date, the Reorganized Debtor may litigate to judgment, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims and Disputed Equity Securities and may settle or compromise any Disputed Claim or Disputed Equity Security without notice and a hearing and without approval of the Bankruptcy Court.

13.2.2   Distributions.   In order to facilitate Distributions to holders of Allowed Claims and Allowed Equity Securities, and if and to the extent there are Disputed Claims or Disputed Equity Securities in any Class, the Reorganized Debtor shall set aside in a designated reserve account the payments or Distributions applicable to such Disputed Claims or Disputed Equity Securities as if such Disputed Claims or Disputed Equity Securities were Allowed Claims or Allowed Equity Securities, pending the allowance or disallowance of such Disputed Claims or Disputed Equity Securities.  In the event that the Reorganized Debtor wishes to deposit or hold a lesser amount than required herein and is unable to reach an agreement with the holder of the Disputed Claim or Disputed Equity Security, on the amount to be deposited or held, the Bankruptcy Court shall fix the amount after notice and hearing.  Upon Final Order with respect to a Disputed Claim or Disputed Equity Security, the holder of such Disputed Claim or Disputed Equity Security, to the extent it has been determined to be an Allowed Claim or Allowed Equity Security, shall receive from the Reorganized Debtor that payment or Distribution to which it would have been entitled if the portion of the Claim or Equity Security so allowed had been allowed as of the Effective Date.  Such payment or distribution shall be made as soon as practical after the order allowing the Claim or Equity Security has become a Final Order.

13.2.3   Late-Filed Claims.   No Claim filed after the Bar Date or, as applicable, the Administrative Claim Bar Date shall be allowed, and all such Claims are hereby disallowed in full.  After the Bar Date or the Administrative Bar Date, as applicable, no Creditor shall be permitted to amend any claim to increase the claimed amount; and any such amendment shall be disallowed to the extent of the late-filed increase in the claimed amount.

13.3        Effectuating Documents; Further Transactions; Timing.   The Debtor and the Reorganized Debtor are each authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and any securities issued, transferred or canceled pursuant to this Plan.  All transactions that are required to occur on the Effective Date under the terms of this Plan shall be deemed to have occurred simultaneously. The Debtor and the Reorganized Debtor are authorized and directed to do such acts and execute such documents as are necessary to implement this Plan.

13.4        Exemption from Transfer Taxes.   Pursuant to Section 1146(c) of the Bankruptcy Code, (i) the issuance, distribution, transfer or exchange of Estate property; (ii) the creation, modification, consolidation or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or connection with this Plan or the Confirmation Order; (iii) the making, assignment, modification or recording of any lease or sublease; or (iv) the making, delivery or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, Confirmation Order or any transaction contemplated above, or any transactions arising out of, contemplated by or in any way related to the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state of local government officials or agents shall be, and hereby are, directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

13.5        Revocation or Withdrawal of this Plan.   The Debtor reserves the right to revoke or withdraw this Plan at any time prior to the Confirmation Date.  If this Plan is withdrawn or revoked, then this Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against Debtor or any other Person nor shall the withdrawal or revocation of this Plan prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving Debtor.  In the event this Plan is withdrawn or revoked, nothing set forth herein shall be deemed an admission of any sort and this Plan and any transaction contemplated thereby shall be inadmissible into evidence in any proceeding.

13.6        Binding Effect.   This Plan shall be binding upon, and shall inure to the benefit of, Debtor, the Reorganized Debtor, and the holders of all Claims and Equity Securities and their respective successors and assigns.

13.7        Governing Law.   Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any contract, instrument, release or other agreement entered into in connection with this Plan or in any document which remains unaltered by this Plan, the rights, duties and obligations of Debtor and any other Person arising under this Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without giving effect to Nevada’s choice of law provisions.

13.8        Modification of Payment Terms.   The Reorganized Debtor reserves the right to modify the treatment of any Allowed Claim or Allowed Equity Security in any manner adverse only to the holder of such Allowed Claim or Allowed Equity Security at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim or Allowed Equity Security treatment is being adversely affected.

13.9        Providing for Claims Payments.   Distributions to holders of Allowed Claims shall be made by the Reorganized Debtor: (i) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if Debtor has been notified of a change of address); (ii) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim; or (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address.  Distributions to holders of Allowed Equity Securities shall be made to the holder of such Allowed Equity Security as of the Record Date.  If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest.  Amounts in respect of undeliverable Distributions made through the Disbursing Agent shall be returned to the Reorganized Debtor until such Distributions are claimed.  All claims for undeliverable Distributions shall be made on or before the second anniversary of the Effective Date.  After such date, all unclaimed property shall revert to the Reorganized Debtor and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.  Nothing contained in this Plan shall require Debtor, the Reorganized Debtor or the Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Equity Security.

13.10           Set Offs.   Debtor and the Reorganized Debtor may, but shall not be required to, set off or recoup against any Claim or Equity Security and the payments or other distributions to be made pursuant to this Plan in respect of such Claim or Equity Security (before any distribution is made on account of such Claim or Equity Security), claims of any nature whatsoever that the applicable Debtor or Reorganized Debtor may have against the holder of such Claim or Equity Security to the extent such Claims or Equity Securities  may be set off or recouped under applicable law, but neither the failure to do so nor the allowance of any Claim or Equity Security hereunder shall constitute a waiver or release by Debtor or the Reorganized Debtor of any such Claim that it may have against such holder.

13.11           Notices.   Any notice required or permitted to be provided under this Plan shall be in writing and served by either: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery or (c) reputable overnight courier service, freight prepaid, to be addressed as follows:

If to Debtor:	Harry Kraatz 129 Great Circle Drive Mill Valley, California 94941

With a Copy to:	GORDON SILVER Attn: Gregory E. Garman, Esq. 3960 Howard Hughes Pkwy, 9th Floor Las Vegas, NV 89169 Tel: (702) 796-5555 Fax: (702) 369-2666

13.12           Committee.   Any Committee shall terminate on the Effective Date and shall thereafter have no further responsibilities in respect of the Chapter 11 Case, except with respect to preparation of the filing of applications for compensation and reimbursement of expenses.

13.13           Severability.   If any provision of this Plan is determined by the Bankruptcy Court to be invalid, illegal or unenforceable or this Plan is determined to be not confirmable pursuant to Section 1129 of the Bankruptcy Code, the Bankruptcy Court, at the request of the Debtor shall have the power to alter and interpret such term to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.14      Withholding and Reporting Requirements.   In connection with this Plan and all instruments and securities issued in connection therewith and Distributions thereon, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Debtor shall be authorized to take any and all action that may be necessary to comply with such withholding and recording requirements.  Notwithstanding any other provision of this Plan, each holder of an Allowed Claim or Allowed Equity Security that has received a distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such distribution.

13.15      Post Confirmation Reporting.   Until the entry of the final decree closing the Chapter 11 Case, the Reorganized Debtor shall comply with the post-confirmation reporting requirements found in Local Rule 3020.  Additionally, to the extent required, the Reorganized Debtor shall file post-confirmation quarterly operating reports as required by the United States Trustee Guidelines, paragraph. 7.2.

13.16      Cramdown.   In the event that any impaired Class is determined to have rejected this Plan in accordance with Section 1126 of the Bankruptcy Code, the Debtor may invoke the provisions of Section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of this Plan.  The Debtor reserves the right to modify this Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

13.17      Quarterly Fees to the United States Trustee.   Prior to the Effective Date, Debtor, and after the Effective Date, the Reorganized Debtor shall pay all quarterly fees payable to the Office of the United States Trustee for Debtor after Confirmation, consistent with applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

DATED this        day of _________, 2008.

SHEARSON FINANCIAL NETWORK, INC.,
a Nevada corporation,

By:
HARRY R. KRAATZ, President

PREPARED AND SUBMITTED BY:

GORDON SILVER

By:
GREGORY E. GARMAN, ESQ.
MATTHEW C. ZIRZOW, ESQ.
3960 Howard Hughes Pkwy., 9th Floor
Las Vegas, Nevada 89169
Attorneys for Debtor

SCHEDULE 1.1.53

TO PLAN OF REORGANIZATION

CERTAIN PRESERVED POTENTIAL CAUSES OF ACTION

All defined terms used herein shall have the meanings set forth in the Plan.  The following is a non-exhaustive list of potential parties against whom Debtor and/or the Reorganized Debtor may hold a claim or cause of action.  Debtor and the Reorganized Debtor reserve their right to modify this list to amend or add parties or causes of action, but disclaim any obligation to do so.  In addition to the possible causes of action and claims listed below, Debtor and the Reorganized Debtor have or may have, in the ordinary course of their business, numerous causes of action and Claims or rights against contractors, subcontractors, suppliers and others with whom they deal in the ordinary course of their business (the “Ordinary Course Claims”).  Debtor and the Reorganized Debtor reserve their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims, as well as the claims and causes of action listed below and all other claims and causes of action.  Debtor and the Reorganized Debtor also have, or may have, and are retaining, various claims or causes of action arising under or pursuant to its insurance policies, and all rights arising under, relating to, or in connection with such policies are expressly reserved and retained.

SCHEDULE 7.1

TO

PLAN OF REORGANIZATION

ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES